Exhibit 3.1

                        CERTIFICATE OF FORMATION

                                       FOR

                         MIRANT AMERICAS GENERATION, LLC

                           A LIMITED LIABILITY COMPANY


                                       I.

          The  name  of  the  limited   liability  company  is  Mirant  Americas
     Generation, LLC.

                                       II.

         The address of the registered office of the limited liability company shall be 9 East Loockerman Street, Dover, Delaware 19901, and the registered agent at that address shall be National Registered Agents, Inc.

                                      III.

         A member, a manager, an agent, or an employee of the limited liability company is not personally liable for the debts, obligations, or liabilities of the limited liability company, whether arising in contract, tort, or otherwise, or for the acts or omissions of any other member, manager, agent, or employee of the limited liability company.



Dated: November 1, 2001.


                                   Signed by:




                                   --------------------------------------------
                                   Donald B. Dysert, Authorized Person